Exhibit 10.65

BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT

This BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”), is made and entered into as of August 6, 2012, by and between eDiets.com, Inc., a Delaware corporation (“eDiets”), Nutrio.com, Inc., a Delaware corporation (“Nutrio” and, together with eDiets, the “Seller”), and Nutrio, LLC, a Delaware limited liability company (the “Buyer”).

BACKGROUND

WHEREAS, the Buyer and the Seller have entered into an Asset Purchase Agreement of even date herewith (the “Purchase Agreement”), pursuant to which the Seller has agreed to sell, transfer and assign to the Buyer, and the Buyer has agreed to purchase and acquire from the Seller, the Acquired Assets (as defined in the Purchase Agreement),

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller hereto, intending to be legally bound hereby, agree as follows:

1.	Defined Terms. All capitalized terms not defined herein shall have the meanings provided in the Purchase Agreement.

2.	Effective Date. This Agreement shall take effect as of the Closing Date. In the event the Closing does not occur, this Agreement shall not take effect, and neither Party shall have any rights or obligations hereunder.

3.	Bill of Sale. Each Seller hereby unconditionally and irrevocably transfers, sells, assigns, conveys, and delivers to Buyer, its successors and assigns forever, and Buyer hereby purchases from Seller, in each case on the terms and subject to the conditions set forth in the Purchase Agreement, all of Seller’s right, title and interest, legal or equitable, in, to and under any and all Acquired Assets including, without limitation, the trademark NUTRIO (USPTO registration number 2437552), free and clear of any and all Encumbrances, to have and to hold the Acquired Assets unto Buyer and its successors and assigns forever.

Each Seller, for itself, its successors and assigns, hereby covenants and agrees (i) to and with Buyer, to warrant and defend the grant, bargain, transfer, sale, assignment, conveyance, and delivery of the Acquired Assets to Buyer and its successors and assigns against all Persons, to the extent set forth in the Purchase Agreement and (ii) that, at any time and from time to time after the date hereof, promptly upon the request of Buyer, it will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, each and all of such further acts, deeds, assignments, transfers, conveyances, powers or attorney, and assurances as may reasonably be required by Buyer in order to assign, transfer, set over, convey, assure and confirm unto and vest in Buyer, its successors and assigns, the Acquired Assets and title thereto and to put Buyer in possession and operating control of the Acquired Assets. Buyer will maintain the sole and exclusive title thereto and all right, title and interest therein, and none of the Sellers will have any right, title or interest in or to any such Acquired Assets, nor will any Seller have any retaining possessor or other lien thereon.

Without limiting the foregoing, each Seller hereby constitutes Buyer, its successors and assigns, the true and lawful agent and attorney-in-fact of such Seller, with full power of substitution and resubstitution, in whole or in part, in the name and stead of such Seller, by and on behalf of and for the benefit of, Buyer and its successors and assigns, from time to time:

(a)	To demand, receive and collect any and all of the Acquired Assets, and to give receipts and releases for and in respect of the same, or any part thereof;

(b)	To institute and prosecute, in the name of such Seller or otherwise, for the benefit of Buyer, its successors and assigns, any and all proceedings at law, in equity or otherwise, that Buyer or its successors and assigns may deem proper in order to collect or reduce to possession the Acquired Assets or to collect or enforce any claim or right of any kind included in the Acquired Assets; and

(c)	To do all things legally permissible or required, or reasonably deemed by Buyer, its successors or assigns, to be required, to recover and collect the Acquired Assets and to use such Seller’s name in such manner as Buyer, its successors or assigns, may reasonably deem necessary for the collection or recover of same.

Each Seller hereby declares that the foregoing powers are coupled with an interest and are irrevocable by such Seller by its respective dissolution or in any other manner or for any reason whatosoever.

4.	Assignment and Assumption. Seller hereby assigns to Buyer, and Buyer accepts and assumes, all in accordance with the terms of the Purchase Agreement, the Assumed Liabilities. Notice of the assignment under this Agreement may be given to all parties to the Contracts (other than Seller), or to such parties’ duly authorized agents, in accordance with the Purchase Agreement. The assumption by the Buyer of any Assumed Liabilities shall not enlarge the rights of any third party with respect to any Assumed Liabilities, nor shall it prevent the Buyer, with respect to any party other than Seller, from contesting or disputing any Assumed Liability, provided that such contest or dispute shall not expose Seller to any additional cost or liability under the Assumed Liabilities. Except for the Assumed Liabilities, Buyer shall not assume, and the parties do not intend for Buyer to assume, pursuant to this Agreement or otherwise, any liabilities or obligations of Seller or their Affiliates or any kind or nature whatsoever, whether accrued, absolute, contingent or otherwise, known or unknown, whether or not related to the Business or the Acquired Assets, including, without limitation, any of the Excluded Liabilities.

5.	Consummation of Purchase Agreement. This Agreement is intended to evidence the consummation of the sale by Seller and the purchase by the Buyer of the Acquired Assets, and the assignment by Seller and the assumption by the Buyer of the Assumed Liabilities contemplated by the Purchase Agreement. Seller and the Buyer, by their execution of this Agreement, each hereby acknowledges and agrees that neither the representations and warranties nor the rights and remedies of any party under the Purchase Agreement shall be deemed to be enlarged, modified or altered in any way by this Agreement. Any inconsistencies or ambiguities between this Agreement and the Purchase Agreement shall be resolved in favor of the Purchase Agreement.

6.	Payments Received. Any payment that may be received by the Seller to which the Buyer is entitled by reason of this Agreement or the Purchase Agreement shall be received by the Seller as trustee for the Buyer, and will be delivered promptly to the Buyer, and any payment that may be received by the Buyer to which Seller is entitled by reason of this Agreement or the Purchase Agreement shall be received by Buyer as trustee for the Seller, and will be delivered promptly to Seller.

7.	Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

8.	Further Assurances. After the Closing Date, each party will from time to time, at the other party’s request and without further cost to the party receiving the request, execute and deliver to the requesting party such other instruments and take such other action as the requesting party may reasonably request so as to enable it to exercise and enforce its rights under, and fully enjoy the benefits and privileges with respect to, this Agreement and to carry out the provisions and purposes hereof.

9.	Governing Law and Jurisdiction. This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by, and shall be construed in accordance with the laws of the state of Florida, without regard to its conflict of law rules. Each party irrevocably agrees that the state or federal courts seated in Broward County, Florida shall have exclusive jurisdiction to decide and to settle any dispute or claim arising out of or in connection with this Agreement and the parties submit to the exclusive jurisdiction of such courts.

10.	Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same agreement binding upon the parties, notwithstanding that all the parties are not signatories to the same counterpart. In order to facilitate the agreements contemplated by this Agreement, signatures transmitted by facsimile machine or signatures transmitted via e-email in a “PDF” format may be used in place of original signatures on this Agreement. Each party intends to be bound by such party’s facsimile or “PDF” format signature on this Agreement, is aware that the other parties are relying on such party’s facsimile or “PDF” format signature, and hereby waives and defenses to the enforcement of this Agreement based upon the form of signature.

[Signature Page Follows]

IN WITNESS WHEREOF, this Bill of Sale and Assignment and Assumption Agreement has been executed as of the date first above written.

EDIETS.COM, INC.		NUTRIO.COM, INC.

By	/s/ Kevin Richardson	By	/s/ Thomas Connerty
Name:	Kevin Richardson	Name:	Thomas Connerty
Title:	Chairman	Title:	President

NUTRIO, LLC

By	/s/ Stephen Rattner
Name:	Stephen Rattner
Title:	Manager